Exhibit 99.1

HilltopHoldingsInc. Q2 2019 Earnings Presentation July 2019

Preface 2323 Victory Ave, Suite 1400 Dallas, TX 75219 Phone: 214-855-2177 www.hilltop-holdings.com FORWARD-LOOKING STATEMENTS Please Contact: Erik Yohe Phone: 214-525-4634 Email: eyohe@hilltop-holdings.com This presentation and statements made by representatives of Hilltop Holdings Inc. (“Hilltop” or the “Company”) during the course of this presentation include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our outlook, our business strategy, our financial condition, our efforts to make strategic acquisitions, our revenue, our liquidity and sources of funding, market trends, operations and business, capital levels, mortgage servicing rights (“MSR”) assets, stock repurchases, dividend payments, expectations concerning mortgage loan origination volume and interest rate compression, expected levels of refinancing as a percentage of total loan origination volume, projected losses on mortgage loans originated, loss estimates related to natural disasters, anticipated changes in our revenue, earnings, or taxes, the effects of government regulation applicable to our operations, the appropriateness of, and charges in, our allowance for loan losses and provision for loan losses, including as a result of the CECL model, anticipated yields, expected accretion of discount on loans, the collectability of loans, cybersecurity incidents, construction costs, and cost savings expected from initiatives implemented and planned, including core system upgrades and PrimeLending’s cost reduction efforts, and the outcome of litigation, our other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building”, “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance”, “intends,” “may,” “might,” “outlook”, “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate loan losses as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (ii) changes in the interest rate environment; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) risks associated with concentration in real estate related loans; (v) effectiveness of our data security controls in the face of cyber attacks; (vi) severe catastrophic events in Texas and other areas of the southern United States; (vii) the effects of our indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness; (viii) cost and availability of capital; (ix) changes in state and federal laws, regulations or policies affecting one or more of our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (x) changes in key management; (xi) competition in our banking, broker-dealer, mortgage origination and insurance segments from other banks and financial institutions, as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders, government agencies and insurance companies; (xii) legal and regulatory proceedings; (xiii) failure of our insurance segment reinsurers to pay obligations under reinsurance contracts; and (xiv) risks associated with merger and acquisition integration; our ability to use excess capital in an effective manner. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and other reports, that we have filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Hilltop Holdings does not undertake an obligation to, and disclaims any duty to, update any of the information herein 2 Corporate Headquarters Additional Information

Highlights – Q2 2019 Investor Average Bank loans1 grew by $740 million, or 13%, compared to second quarter of 2018 Mortgage origination pre-tax earnings increased 62% driven by expense discipline and improved pricing Structured Finance Q2 2019 net revenue increased by $31 million compared to prior year, reflecting a stronger market and our ongoing investments in structuring and distribution • • • • Hilltop paid $25.0 million to repurchase 1.2 million shares at an average price of $20.54 during the second quarter of 2019 Book value per share2 of $21.85, up 8% versus prior year, and tangible book value per share3 of $18.34, up 7% versus prior year Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio4 of 13.00% and a Common Equity Tier 1 Capital Ratio of 16.32% at June 30, 2019 • • • Second quarter included a net recovery in provision of $0.7 million reflecting the payoff of a previously classified loan and continued improvement in the loan portfolio In Q2 2019, net charge-offs equated to $3.0 million and a net charge-off rate5 of 18 basis points Non-performing loans were $32.0 million, or 0.36% of total loans at June 30, 2019, compared to $30.9 million, or 0.38% of total loans at March 31, 2019 • • Notes: (1) (2) (3) (4) (5) Represents loans held for investment (HFI) at PlainsCapital Bank. Based on shares outstanding at period end. For a reconciliation of tangible book value per share to book value per share see management’s explanation of Non-GAAP Financial Measures in Appendix. Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets. Annualized net charge-off rate defined as net charge-offs divided by average bank loans HFI, annualized on an actual days / 365 basis. 3 Managed Risk Value Creation and Capital Optimization Diversified Growth ROAE 151.7.663%% EPS – Diluted $$00..6320 ROAA 01.746% Net Income $$5278..81MM

Business Results – Q2 2019

Pre-Tax Income vs. Prior Year ($ in millions)


Q2 2019
Q2 2018
$46.6
$33.1
$21.8
$13.4
$22.1
$8.2
($2.8)
($2.4)
($9.9)
($6.9)
$77.7
$45.4
Banking
Mortgage
Broker-Dealer
Insurance
Corporate / Other
Hilltop Holdings

Business Drivers for Q2 2019

- **Banking** pre-tax income of $46.6 million increased by 41% from prior year period due to net interest income growth of $5.5 million, despite a decline in accretion of $1.9 million, and a $7.3 million reduction in noninterest expenses as Q2 2018 included a wire fraud charge and indemnification asset amortization and clawback expenses
- **Mortgage** pre-tax income of $21.8 million driven by continued improvement in fixed and variable costs, higher fees, and a 5% increase in gain-on-sale margin versus the prior year period. As a result of 2018 efficiency actions, non-variable compensation and benefits and segment operating costs declined by $6.0 million compared to second quarter 2018
- **Broker-Dealer** pre-tax income increased by $13.9 million to $22.1 million compared to prior year period. The increase was primarily driven by Structured Finance, which reported net revenue of $40.7 million that resulted from improved production levels and strong secondary market margins as 10-year rates declined
- **Insurance** combined ratio for the second quarter 2019 was 113.0% compared to 111.1% during the second quarter 2018. Loss & LAE was slightly higher than Q2 2018. Core states, particularly Texas, have begun to realize premium growth

Note: The sum of the period amounts may not equal the total amounts due to rounding.

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HilltopHoldings

Hilltop Holdings – Financial Summary Noninterest income 279.4 252.5 312.9 PPNR1 $45.7 $52.3 $77.1 Pre-tax income $45.4 $51.4 $77.7 Revenue 8.0 8.6 6.4 Pre-tax income impact $4.3 $6.7 $4.4 ROAA 1.03% 1.21% 1.74% Efficiency Ratio3 88.1% 85.5% 81.7% Tier 1 Leverage Ratio4 12.90% 13.22% 13.00% Notes: The sum of the period amounts may not equal the total amounts due to rounding (1) (2) (3) (4) Pre-provision net revenue is calculated as the sum of net interest income and noninterest income less noninterest expense (except provision for loan losses). Includes impact of Purchase Accounting, FDIC Indemnification and True-up accrual. Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income. Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets. 5 Common Equity Tier 1 Capital Ratio 17.61% 16.75% 16.32% ROAE 6.95% 8.04% 11.63% Key Met ric s EPS - Diluted $0.35 $0.41 $0.62 Expenses3.71.92.0 Purchase Accounting Impact 2 Income attributable to Hilltop$33.1$38.8$57.8 Provision (recovery) for loan losses0.31.0(0.7) Noninterest expense338.5309.1343.7 $ in Million s, exc ept EPS I n c om e St at em en t Q2 20 18 Q1 20 19 Q2 2 0 19 Net interest income104.8108.9107.9

Hilltop Holdings – Net Interest Income & Margin ($ in billions) • Net interest income of $107.9 million increased $3.0 million, or 3%, from second quarter 2018 •Second quarter 2019 loan accretion equated to $6.4 million, a decline of $1.9 million versus prior year period NIM decreased 20 basis points versus Q1 2019 and increased 3 basis points versus Q2 2018 •TE NIM (pre-PAA) declined by 12 basis points versus Q1 2019 driven by higher interest bearing deposit costs HTH total deposit beta approximately 32% since December 2015 •Interest bearing deposit beta approximately 46% since December 2015 •31% of total deposits are noninterest bearing Average loans HFS have declined by $282 million from Q2 2018 to $1.3 billion • Average loans HFS yielded 4.60% during the second quarter, down from 4.92% in Q1 2019 • • • • Trending lower during the second half of 2019 Note: (1) See appendix for reconciliation of Net Interest Margin (NIM) to Pre-PAA taxable equivalent NIM, as presented. 6 Net Interest Income Highlights Average Earning Assets and NIM1 Trends

Hilltop Holdings – Noninterest Income ($ in millions) $312.9 Sec urities Related Fees & Co mmissio ns (3 .3 ) Other I nc o me 3 4.6 • Noninterest income of $312.9 million increased by $33.4 million compared to the second quarter 2018 • $2.8 million increase in mortgage production income and fees driven by higher origination fees, despite lower mortgage origination volumes Securities related fees and commissions lower versus the prior year period due to decreases in commissions on municipal bond sales, over-the-counter and insurance transactions Other income growth primarily reflects $31.0 million increase in Structured Finance net revenues. TBA mortgage volumes increased by 25% and secondary margins improved as a result of the recent decline in 10 year rates • • Q2 2018 Q3 2018 Q4 20 18 Q1 20 19 Q2 2019 Fee Inco me Ratio No ninterest Incom e Note: (1) Fee Income Ratio is calculated as noninterest income divided by the sum of net interest income and noninterest income. 7 Noninterest Income Highlights Q2 2 0 19 $3 12 .9 Net I nsuranc e Premiums Earned(0 .6) $279.4 74.4% 72.7% $269.7 71 .0% $252.5 $238.5 69.9% 67.0% Q2 2 0 18 $27 9.4 Mo rtgage Pro duc tio n I nc o me & Fees2.8 Noninterest Income & Fee Income Ratio1 Year-over-Year Noninterest Income ($MM)

Hilltop Holdings – Noninterest Expenses

Noninterest Expenses and Efficiency Ratio[1]

($ in millions)



$338.5
$335.7
$310.8
$309.1
$343.7
88.1%
88.3%
87.3%
85.5%
81.7%
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Noninterest Expense
Efficiency Ratio

Selected Noninterest Expense Items ($ in millions)	Q2 2019
Core system improvements	$2.0

Year-over-Year Noninterest Expense ($MM)

Q2 2018	$338.5
Compensation and Benefits	15.1
Occupancy and Equipment	0.3
Professional Services	(2.3)
Insurance Loss and LAE	0.6
Other Expenses	(8.6)
Q2 2019	$343.7

Noninterest Expense Highlights

- Compensation-related expenses increased by $15.1 million from prior year quarter primarily driven by increased variable compensation
  - Variable compensation at PrimeLending and HilltopSecurities increased by $18 million
- Professional services declined as outside consulting and legal services across Hilltop have been reduced in concert with broader efficiency initiatives
- Other expense declines from prior year period included a $4.0 million wire fraud loss and $2.0 million in Loss Share related expenses
  - Lower marketing, and business development, related expenses driven by enterprise efficiency focus

Note:
The sum of the period amounts may not equal the total amounts due to rounding.
(1) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income.

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HilltopHoldings

Hilltop Holdings – Loans ($ in billions, ending and average balances) 5.90% 5.7 6% Annualized Loan HFI Yield1: 5.5 7% 5.41% 5.34% $ 6.9 $ 6.9 $7 .0 $ 6.8 $ 6.9 $ 6.8 Ending Balance Vs. Prior Quarter: (Excludes B/D Loans) Ending Balance – Loans excluding B/D Ending Balance – B/D Loans Average Balance – Loans excluding B/D Average Balance – B/D Loans Notes: The sum of the period amounts may not equal the total amounts due to rounding. (1) Annualized Gross Loan Yield contains purchased loan portfolio. 9 10.8.1%% -06.8%% 01.8% 62..86%% 01.17%% Loan Growth excluding B/D Loans 12% vs. PY Average Balance 13% vs. PY $7 .2 $7 .1 $ 6.5 $ 6.4 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 $0.6 $0.5 $0.6 $0.6 $0.6 $0.6 $0.5 $0.5 $6.6 $0.6 $6.6 $6.5 $6.4 $6.4 $6.3 $0.6 $6.3 $6.2 $5 .9 $5 .8 Total Loan Growth Ending Balance 10% vs. PY Average Balance 11% vs. PY Loan Mix and Yield

Hilltop Holdings – PlainsCapital Bank Asset Quality 3.5% 3.0% 2.8% 2.5% 2.3% 2.0% 1.5% 1.0% 0.5% 0.0% Q2 2018 Q3 2018 Q4 2018 Special Mention Q1 2019 Q2 2019 Classified 2.2x 3.00% 2.7 0% 2.67% 2.47% 2.2 7% 2.0x 2.50% % 1.8x 2.00% 1.6x 1.50% .94% 0.90% 0.83% 1.4x 1.00% 1.2x 0.50% 1.0x 0.00% Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 ALLL/Bank NPLs ALLL/Bank Loans HFI (ALLL+Discount)/Bank Loans Outstanding Balance Note: The sum of the period amounts may not equal the total amounts due to rounding. Figures represent bank asset quality metrics only (excludes Loans HFS and Broker Dealer Margin Loans). Figures prior to Q4 2018 include both covered and non-covered loans. % o f Ban k Loans 10 1.9x 2.09 1.8x 1.7 x 1.0 4%0.95%0 1.4x 1.3 x Allowance Net Charge-Offs 0.2% 2.5%2.4%2.5% 2.6% 0.3% 2.4% 2.3% 2.2% 2.2% Non-Performing Assets Criticized Loans

Hilltop Holdings – Deposits ($ in billions) 1 . 25% 1 . 1 9% 1 . 01% 0. 8 7 % Cost of Interest Bearing Deposits: 0. 7 6% Q2 2018 Q1 2019 Q3 2018 Q4 2018 Q2 2019 Vs. Prior Quarter: (Total Deposits end of period) Ending Balance – Broker Dealer Sweep Deposits Ending Balance – Noninterest Bearing Deposits Ending Balance – Interest Bearing Deposits Average Balance Notes: Interest-bearing deposits excludes broker-dealer sweep deposits. The sum of the period amounts may not equal the total amounts due to rounding. 11 -62..18%% -31..80%% -06..21%% 4-1.1.%8% 32..00%% Interest Bearing Deposit Growth Ending Balance 10% vs. PY Average Balance 8% vs. PY Total Deposit Growth Ending Balance 8% vs. PY Average Balance 6% vs. PY Deposit Mix and Cost

– Q2 2019 PlainsCapital Bank Highlights Net Interest Income Provision (Recovery) for Loan Losses Noninterest Income Noninterest Expense 88. 0 --10. 6 6 5.5 9 3 . 4 (0. 7 ) 10. 7 58 .3 ROAA Efficiency Ratio1 Net Interest Margin TE Net Interest Margin – Pre PAA2 Assets ($bn) 1.09% 66.5% 4.11% 3.70% $9.8 1.43% 55.9% 4.06% 3.75% $10.4 • Year-over-year HFI loan growth of $687 million, or 12% •Growth is largely attributed to the addition of BORO in Q3 2018 and seasonal increases in National Warehouse Lending Credit quality remains strong, as classified & criticized loans have remained steady while NPAs and past due loans have declined •$6.2 million recapture of Oil and Gas allowance driven by recovery of a previously classified loan and continued improvement in the financial performance of clients across the Oil and Gas portfolio Focus on prudent growth and operational efficiency delivering improvement in the efficiency ratio •Note: Q2 2018 expenses included $4.0 million wire fraud and Loss Share related expenses of $2.0 million • • Note: (1) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income. (2) TE Net Interest Margin – Pre PAA is the taxable equivalent Net Interest Margin less the impact of purchase accounting. For a reconciliation of TE Net Interest Margin – Pre PAA to NIM see appendix. 12 Q2 2019 Highlights Efficiency and NIM Income Before Taxes$33.1 $46.6 Key Hi gh l i gh t s Q2 2018 Q2 2019 Su m m a r y Resu l t s ($ i n m i l l i on s) Q2 2018 Q2 2019

Q2 2019 Highlights PrimeLending – 0. 7 (1 . 0) $4 , 1 07 $3 , 9 6 0 Net Interest Income (Expense) Noninterest Income Noninterest Expense Origination Volume ($mm) % Purchase Originations Sales Volume ($mm) Servicing Asset ($mm) 16 2 . 8 1 6 4 . 5 88% 84% 15 0. 0 1 4 1 . 7 $3 , 5 2 7 $3 , 3 3 8 $57 $54 • Origination volume of $4.0 billion in Q2 2019 declined from Q2 2018 by $147 million, or 4% The noninterest income increase of $1.8 million, or 1%, versus Q2 2018 was attributable to higher origination fees and a gain-334 333 333 330 330 • 317 on-sale margin improvement of 16 basis points partially offset by a decline in volume •Origination fees as a percent of originated volume have increased to 84 basis points in Q2 2019 versus 72 basis points in Q2 2018 Noninterest expense declined by $8.4 million versus prior year period •Efficiency efforts resulted in lower non-variable compensation and benefits and segment operating costs of $6.0 million compared to Q2 2018 $4.1 $4.0 $3.7 • Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 )1 Mortgage Originations ($bn) Gain on Sale (bps 2 Note: (1) Gain on Sale calculated as net gains from sale of loans divided by sales volume. 13 $3.0 $3.0 $2.4 Q4 2Q01282019 Highlights Mortgage Originations and Gain on Sale Income Before Taxes$13 .4 $2 1.8 Key High ligh ts Q2 2 0 18 Q2 2 0 19 Su m m ary Resu lts ($ in m illion s) Q2 20 18 Q2 20 19

Q2 2019 Highlights HilltopSecurities – 12 . 9 0. 3 73 . 6 7 8 .0 11 . 4 (0. 0) 1 05 . 6 9 4 .9 Compensation/Net Revenue (%) FDIC Insured Balances at PCB Other FDIC Insured Balances 60. 6% $1 , 2 7 9 $8 9 7 $1 5, 06 6 $1 ,3 1 8 6 0. 1% $1 , 3 05 $6 7 6 $1 4 , 3 4 8 $1 ,6 51 Net Interest Income Provision (Recovery) for Loan Losses Noninterest Income Noninterest Expense Public Finance Offerings TBA Volume • HilltopSecurities generated $117.0 million in Net Revenue during the second quarter 2019 •Structured Finance business benefited from 25% increase in TBA volumes and a recent decline in 10-year rates •Investments in structuring, sales and distribution resources improving execution in Structured Finance and Capital Markets Retail business experienced a decline in revenues from prior year period, driven by relatively lower asset values on managed accounts 15.1 17.1 26.0 9.7 12.2 2.4 4.0 14.1 19.5 25.0 40.7 11.9 2.0 3.7 Public Banking Capital Markets Retail Structured Finance Clearing Securities Lending Other • Note: The sum of the period amounts may not equal the total amounts due to rounding. 14 Net Revenues$86.5$117.0 ($ in millions)Q2 2018Q2 2019 Net Revenues by Business Line QQ24 220198 Highlights Income Before Taxes$8.2 $2 2 .1 Key Hi gh l i gh t s ($ in m i l l i on s) Q2 2018 Q2 2019 Su m m a r y Resu l t s ($ in m i l l i on s) Q2 2018 Q2 2019

Q2 2019 Highlights National Lloyds – 35. 8 34 . 1 35. 6 33. 5 Net Interest Income Noninterest Income Noninterest Expense 0. 8 36 . 5 39 . 7 0. 6 36 . 2 39 . 6 Direct Premiums Written Net Premiums Earned 120.0% 113.0% 111.1% • • Core states have begun to realize premium growth The increase in the combined ratio during Q2 2019, compared with the same period in 2018, was primarily driven by an increase in the loss and LAE ratio due to a decrease in net insurance premiums earned 100.0% 93.5% 80.0% 60.0% 40.0% 20.0% 0.0% Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Loss & LAE Ratio Expense Ratio 15 38.4% 39.5% 98.5% 37.9% 86.5% 38.8% 41.5% 74.6% 71.6% 60.6% 54.7% 45.0% Combined Ratio QQ2422001198 Highlights Income (Loss) Before Taxes ($ 2.4) ($ 2.8) Key High l i gh t s ($ in m i l l i ons) Q2 2018 Q2 2019 Su m m a r y Resu l t s ($ i n m i l l i ons) Q2 2018 Q2 2019

– 2019 Hilltop Holdings Full Year Outlook origination trends, secondary margins impacted by market rates (market 16 Outlook Comments Loan Growth 4 – 6% •Full year average HFI loan growth Deposit Growth 4 – 6% •Full year average deposit growth Net Interest Income (3%) - 0% growth •FY TE NIM (pre-PAA) 3.25% + / - 3 bps •Assumes two reductions to Fed Funds rate (market dependent) •Lower yields on Loans HFS •PAA expected to decline 30 – 40% from 2018, anticipated PAA $4 – 6 million per quarter for last two quarters of 2019 Noninterest Income 6 – 9% growth •FY mortgage origination volumes approximate FY 2018 levels •Mortgage origination and Structured Finance revenues to follow seasonal dependent) Noninterest Expense 0 – 2% growth •Variable compensation to follow noninterest revenue growth Provision Expense (Provision to average HFI loans) 5 – 15 bps Effective Tax Rate (GAAP) 22 – 24%

Appendix 17

Non-GAAP to GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures Hilltop presents measures in this presentation that are not measures of financial performance recognized by generally accepted accounting principles in the United States (“GAAP”) including taxable equivalent net interest margin and pre-purchase accounting taxable equivalent net interest margin. These measures are important to investors interested in changes from period to period in net interest margin. Taxable equivalent net interest margin is defined as taxable equivalent net interest income divided by average interest-earning assets. For companies, such as Hilltop, business combinations can result in purchase accounting adjustments (“PAA”). Pre-purchase accounting taxable equivalent net interest income is defined as taxable equivalent net interest income plus PAA divided by average interest earning assets. You should not view these disclosures as a substitute for results determined in accordance with GAAP, and these disclosures are not necessarily comparable to that of other companies that use non-GAAP measures. The following tables reconcile these non-GAAP financial measures to the most comparable GAAP financial measure, “net interest margin”. 18 Reconcil a t ion of Non-GA A P Pre-PA A Q2 Q3 Q4 Q1 Q2 Ta x a bl e Equ i v a l ent NIM (%) 2018 2018 2018 2019 2019 NIM Add: Ta x a ble Equ iv a len t A dju st m en t Non-GA A P T a x a bl e Equ i v a l ent NIM Less: Pu r ch a se A ccou n t in g A dju st m en t Non-GA A P Pre-PA A T a x a bl e Equ i v a l ent NIM 4.11 4.13 4.5 0 4.24 0.01 0. 01 0. 01 0. 01 4.06 0. 00 4.12 4.14 4.5 1 4.25 (0. 4 2 ) (0. 3 9 ) (0. 6 1 ) (0. 4 4 ) 4.06 (0. 3 1 ) 3.7 0 3.7 5 3.90 3.81 3.7 5 Reconci l a t i on of Non-GA A P Pr e-PA A Q2 Q3 Q4 Q1 Q2 Ta x a bl e Equ i v a l ent NIM (%) 2018 2018 2018 2019 2019 NIM A dd: Ta x a ble Equ iv a len t A dju st m en t Non-GA A P T a x a bl e Equ i v a l en t NIM Less: Pu r ch a se A ccou n t in g A dju st m en t Non-GA AP Pr e-PA A Tax abl e Equi v a lent NIM 3.46 3.48 3.7 5 3.69 0. 01 0. 01 0. 01 0. 0 1 3.49 0. 00 3.47 3.49 3.7 6 3.7 0 (0.2 9 ) (0.2 8 ) (0.4 3 ) (0.3 2 ) 3.49 (0. 2 3 ) 3.18 3.21 3.33 3.38 3.26 PlainsCapital Bank Hilltop Consolidated

Non-GAAP to GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures (Continued)

Tangible Common Equity, is a non-GAAP financial measure. Tangible common equity is defined as our total stockholders' equity, excluding preferred stock, reduced by goodwill and other intangible assets. This is a measure used by management, investors and analysts to assess use of equity.

Tangible book value per share, or TBVPS, is a non-GAAP financial measure. TBVPS represents Hilltop's tangible common equity at period-end divided by common shares outstanding at period-end. This is a measure used by management, investors and analysts to assess use of equity.

Hilltop Consolidated

Reconciliation of Tangible Common Equity and Tangible Book Value Per Share ***($ '000, except per share amounts)***	**Q2 2018**	**Q1 2019**	**Q2 2019**
Total Stockholder's Equity	$1,911,493	$1,991,527	$2,027,281
Less:			
Preferred Stock	0	0	0
Common Stockholder's Equity	1,911,493	1,991,527	2,027,281
Less:			
Goodwill	251,808	291,435	291,435
Other intangible assets, net	32,716	35,965	33,934
Tangible Common Equity	**$1,626,969**	**$1,664,127**	**$1,701,912**
Shares outstanding as of period end	94,571	93,821	92,775
Book Value Per Share (Common Stockholder's Equity / Shares Outstanding)	$20.21	$21.23	$21.85
Tangible Book Value Per Share (Tangible Common Equity / Shares Outstanding)	**$17.20**	**$17.74**	**$18.34**

19

HilltopHoldings